UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 25, 2006
PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(440) 930-1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 25, 2006, PolyOne Corporation’s Compensation and Governance Committee of the Board of Directors (the “Committee”) approved the adoption of the PolyOne Corporation Executive Severance Plan (the “Severance Plan”). The Severance Plan provides for severance payments to executive officers and other elected officers of the Company upon certain terminations of employment from the Company.
     The Severance Plan generally provides that, depending on the status of the officer as either an executive officer or other elected officer, if the officer’s employment with the Company is terminated by the Company for any reason other than for cause, the officer will be entitled to receive salary continuation payments in an amount equal to one times or two times the officer’s base salary, a pro rata payment of the officer’s annual bonus for the year of termination and continuation of health benefits (or the economic value thereof) for one or two years.
     Severance pay and benefits are conditioned upon the officer executing a release of claims against the Company and the officer will be subject to confidentiality, non-compete, non-solicitation and non-disparagement covenants.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2006

POLYONE CORPORATION
By	/s/ W. David Wilson

	Name: Title:	W. David Wilson Vice President and Chief Financial Officer